UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20429

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) or 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

CU BANCORP

(Exact name of registrant as specified in its charter)

California	90-0779788
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

15821 Ventura Blvd., Suite 100
Encino, California	91436
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act: NONE

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☒

Securities Act registration statement file number to which this form relates: File No. 333-180739

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, no par value

(Title of Class)

Item 1. Description of Registrant’s Securities to be Registered.

Common Stock, no par value

The description of the Registrant’s Common Stock is set forth under the caption “DESCRIPTION OF CU BANCORP COMMON STOCK” in the Joint Proxy Statement/Prospectus constituting a part of the Registrant’s Registration Statement on Form S-4 (File No. 333-180739), as amended (the “Registration Statement”), first filed by the Registrant pursuant to the Securities Act of 1933, as amended (the “Securities Act”), with the Securities and Exchange Commission on April 13, 2012, including any form of prospectus therein filed pursuant to Rule 424(b) under the Securities Act, which description is herein incorporated by reference.

Item 2. Exhibits.

Exhibit No.	Description

3.1	Articles of Incorporation of CU Bancorp (incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-4 filed with the Securities and Exchange Commission on April 13, 2012 (File No. 333-180739))

3.2	Bylaws of CU Bancorp (incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form S-4 filed with the Securities and Exchange Commission on April 13, 2012 (File No. 333-180739))

4.1	Specimen Form of Certificate for CU Bancorp Common Stock (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-4 filed with the Securities and Exchange Commission on April 13, 2012 (File No. 333-180739))

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

CU BANCORP (Registrant)

Dated: August 1, 2012	By:	/s/ David I. Rainer
David I. Rainer
Chairman, President and CEO

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